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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): MARCH 16, 2005

                                BBMF CORPORATION
             (Exact name of Registrant as specified in its charter)

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

           NEVADA                                    0-27989                         88-0286466
(State or other jurisdiction of              (Commission File Number)             (I.R.S. Employer
 incorporation or organization)                                                  Identification No.)

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                 Room 4302, 43rd Floor, China Resources Building
                    26 Harbour Road, Wan Chai, Hong Kong SAR
               (Address of principal executive offices) (Zip code)

                                 +852 2116 8509
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     ITEM 3.02 RECENT SALES OF UNREGISTERED SECURITIES

     On March 16, 2005, BBMF Corporation, a Nevada corporation (the "Company") closed transactions with individual investors in connection with a private placement of an aggregate of 253,702 newly-issued shares of common stock. The Company and 13 individual investors signed subscription agreements with dates ranging from January 21, 2005 to February 14, 2005. Final closing and delivery of the shares occurring on March 16, 2005. The shares were sold at $6.00 per share and are subject to a one year lock-up period. The private placement resulted in gross proceeds to the Company of $1,522,212.

     The shares issued in the private placement were issued pursuant to certain registration exemptions including the exemption provided by Section 4(2) and Rule 506 under the Securities Act of 1933, as amended. A form of the subscription agreement entered into with each investor is attached as Exhibit
3.1 hereto and incorporated by reference herein.

     The Company intends to use the proceeds from this private placement for general corporate purposes, including potential future acquisitions.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     Exhibits.
     --------

     3.1 Form of Common Purchase Agreement as entered into by and between the Company and each individual investor.

                                      -2-
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                  BBMF CORPORATION
                                                  (Registrant)


Date:  March 18, 2005                             By:   /s/ Antony Ren Haw Ip
                                                      --------------------------
                                                      Antony Ren Haw Ip
                                                      President